UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     July 6, 2017

BIOHITECH GLOBAL, INC.

(formerly known as Swift Start Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code:    845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 6 and 7, 2017, BioHiTech Global, Inc. (the “Registrant”) entered into a series of Securities Purchase Agreements (the “Purchase Agreement”) with four (4) accredited investors (the “Investors”), pursuant to which the Registrant agreed to sell and the Investors agreed to purchase units (the “Units”) in the aggregate offering amount of $515,000, including $115,000 of payment in kind. Each Unit is comprised of a mandatorily Convertible Promissory Note (the “Note”) and Warrants (the “Warrants”) to purchase shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). Prior to maturity, an Investor may elect, at its option and in its sole discretion, to convert all or a portion of the outstanding principal amount under the Note, plus any accrued and unpaid interest, into a number of shares of Common Stock at a conversion price equal to $2.75 per share. Each Note bears interest at the rate of 8% per annum and is due on the earlier of: (i) July 6, 2019; (ii) the date the Common Stock is listed on The Nasdaq Stock Market or NYSE MKT (the “Listing”); or (iii) a “Change of Control” of the Registrant which is defined as a liquidation, dissolution, winding up, change in voting control, or sale of all or substantially all of the Registrant’s assets (the “Maturity”). At Maturity, each Note is convertible into shares of Common Stock equal to the outstanding principal amount under the Note, plus any accrued and unpaid interest, divided by a conversion price (the “Conversion Price”) equal to the lowest of: (i) the trading price on the date of the Listing; (ii) the price per share paid by investors in a subsequent underwritten public offering in connection with the Listing; (iii) the lowest price paid by investors in a subsequent offering of the Registrant’s securities; (iv) the per share price in a Change of Control transaction; or (v) $2.75 per share. The Warrants are exercisable for a period of five years into a number of shares of Common Stock equal to the number of shares of Common Stock into which such Investor’s Note is convertible at an exercise price equal to 120% of the Conversion Price.

The Registrant did not engage a placement agent and no compensation was paid in the offering.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investors, and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Investors of the shares of Common Stock underlying the Notes and the Warrants, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

Item 3.02.    Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The Units, Notes and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision. The Notes and Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Warrant

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: July 12, 2017	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
Name: Brian C. Essman
Title: Treasurer and Chief Financial Officer